                                                                   EXHIBIT 24.1


                        AMERICAN EXPRESS CENTURION BANK

                               POWER OF ATTORNEY



         American Express Centurion Bank, an industrial loan company (the "Bank"), and each of the undersigned officers and directors of the Bank, hereby constitute and appoint Gilbert E. Ahye, Robert D. Kraus and Maureen Ryan, jointly and severally, with full power of substitution and revocation, their true and lawful attorney-in-fact and agents, for them and on their behalf and in their respective names, places and steads, in any and all capacities, to sign, execute and affix their respective seals thereto and file any of the documents referred to below relating to the registration of up to $8,000,000,000 aggregate amount of Accounts Receivable Trust Certificates to be issued by the American Express Credit Account Master Trust: a registration statement under the Securities Act of 1933, including all amendments thereto, with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority or stock exchange, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as they might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

         This Power of Attorney may be executed in counterparts.

         IN WITNESS WHEREOF, American Express Centurion Bank has caused this Power of Attorney to be executed in its name by its President and its corporate seal to be affixed and attested by its Secretary, and the undersigned officers and directors have hereunto set their hand as of the 18th day of November 1999.

                                  AMERICAN EXPRESS
                                  CENTURION BANK

                                  By: /s/ David E. Poulsen
                                      -------------------------
                                      David E. Poulsen
                                      President and Chief Executive Officer


ATTEST:

/s/ Robert D. Kraus
-------------------
Robert D. Kraus
Assistant Secretary

/s/ David E. Poulsen
--------------------------------------------------
Name:    David E. Poulsen
Title:   Director, President and Chief Executive Officer


/s/ Frank L. Skillern
--------------------------------------------------
Name: Frank L. Skillern
Title:   Director


/s/ Gilbert E. Ahye
--------------------------------------------------
Name:    Gilbert E. Ahye
Title:   Director


/s/ Maria J. Garciaz
---------------------------------------------------
Name:    Maria J. Garciaz
Title:   Director


/s/ Ash Gupta
--------------------------------------------------
Name:    Ash Gupta
Title:   Director


/s/ Peter A. Lefferts
--------------------------------------------------
Name:    Peter A. Lefferts
Title:   Director


/s/ Raymond F. Pettit
--------------------------------------------------
Name:    Raymond F. Pettit
Title:   Director


/s/ Roslyn M. Watson
--------------------------------------------------
Name:    Roslyn M. Watson
Title:   Director


/s/ Jim F. Welch
--------------------------------------------------
Name:    Jim F. Welch
Title:   Director


/s/ Rhonda M. Halpern
--------------------------------------------------
Name:    Rhonda M. Halpern
Title:   Chief Financial Officer, Treasurer and Chief Compliance
         Officer (Principal Accounting Officer)

                        AMERICAN EXPRESS CENTURION BANK

                            SECRETARY'S CERTIFICATE

         I, Robert D. Kraus, Assistant Secretary of American Express Centurion Bank (the "Bank"), an industrial loan company organized and existing under the laws of the State of Utah, hereby certify that attached hereto is a true, complete and correct copy of the resolutions authorizing the Bank to register and issue for sale up to $8,000,000,000 of accounts receivable trust certificates on behalf of the American Express Credit Account Master Trust. The resolutions were adopted by the Board of Directors, dated October 28, 1999 and have not been modified or rescinded and remain in full force and effect on the date hereof.

         IN WITNESS WHEREOF, I have hereunto set my hand on and as of the 18th day of November, 1999.


                                        /s/Robert D. Kraus
                                        ---------------------------
                                        Robert D. Kraus
                                        Assistant Secretary

                APPROVAL OF FILING OF REGISTRATION STATEMENT FOR
                          SECURITIZATION TRANSACTIONS

         RESOLVED, that the Board of Directors hereby authorizes and approves
(i) the registration on Form S-3, under the Securities Act of 1933, as amended (the "Securities Act"), by the Bank of securities (the "Securities") evidencing indebtedness of or undivided ownership interests in each trust formed pursuant to authorization of the Board of Directors in an aggregate principal amount of up to $8,000,000,000, (ii) the form of Registration Statement on Form S-3 approved by the proper officers of the Bank (the "Registration Statement") and
(iii) the offer and sale of the Securities; and that the Board of Directors authorizes the proper officers of the Bank to execute on behalf of the Bank and the American Express Credit Account Master Trust (the "Trust"), and, when executed by such officers and by at least a majority of the Directors of the Bank, to file with the Securities and Exchange Commission the Registration Statement (including exhibits thereto) in such form or with such changes thereto as such officers, in their discretion, shall approve, and any amendment or amendments to the Registration Statement, including any pre-effective amendments to the Registration Statement, that they, in their discretion, shall deem necessary or desirable, and to do all such other acts and things, including the preparation and filing with the Securities and Exchange Commission of prospectuses and prospectus supplements relating to the Securities registered and any other filing with the Commission or any state securities commission, as they, in their discretion, shall deem necessary or desirable in connection with such registration, including expending the funds of the Bank; and

         RESOLVED, FURTHER, that the Chief Executive Officer, President, Treasurer, Chief Financial Officer, Secretary, Assistant Secretary and any Assistant Treasurer of the Bank be, and each of them hereby is, authorized, in the name and on behalf of the Bank and the Trust, to make application to the Securities and Exchange Commission for registration of any of the Securities under Section 12 of the Securities and Exchange Act of 1934, as amended, and to prepare, or cause to be prepared, and to execute and cause to be filed with the Securities and Exchange Commission and any securities exchange an application or applications for such registration and any and all amendments thereto and any additional certificates, documents, letters and other instruments which any said officer may deem necessary or desirable, and to pay such filing, and other fees, if any, required in connection with such filing; and

         RESOLVED, FURTHER, that the forms of each of the agreements or instruments which are included as exhibits to the Registration Statement be, and hereby are, approved in all respects, in each case in such form as the proper officers of the Bank shall approve, and any officer of the Bank is hereby authorized to make any changes necessary thereto as they may in their discretion see fit; and

         RESOLVED, FURTHER, that the Board of Directors hereby designates The Corporation Trust Company as agent of the Bank and the Trust for service of process in connection with the Registration Statement, as in effect from time to time, with authority to receive notices and communications for this Bank and the Trust with respect to the registration under the Securities Act affected thereunder, and with all the powers consequent upon such designation under the rules and regulations of the Securities and Exchange Commission; and

         RESOLVED, FURTHER, that it is desirable and in the best interests of the Bank that the Securities be qualified or registered for sale in various states or other jurisdictions and that the Board of Directors hereby authorizes the proper officers of the Bank, in the name and on behalf of the Bank and the Trust, to take any and all action which they deem necessary or advisable in order to effect the registration or qualification (or exemption therefrom) of the Securities for issue, offer, sale or trade under the Blue Sky or securities laws of any of the states of the United States of America or other jurisdictions and in connection therewith to execute, acknowledge, verify, deliver, file or cause to be published any applications, reports, consents to service of process, issuer's covenants, appointments of attorneys to receive service of process, undertakings and other papers and instruments which may be required under such laws, and to take any and all further action which they may deem necessary or advisable in order to maintain any registration or qualification for as long as required by law or by the underwriters of such securities; and if any state securities administrator shall require certain resolutions to be adopted by the Board of Directors to evidence the authority conferred upon any such state securities administrator by these resolutions, then the Secretary or Assistant Secretary of the Bank is instructed to prepare and certify the appropriate form of resolutions so required, and such resolutions shall thereupon be incorporated and adopted by reference, to the same extent as if presented to and adopted by the Board of Directors, provided that a copy of any such resolutions shall be affixed to the minutes by the Secretary or Assistant Secretary; and

         RESOLVED, FURTHER, that the Board of Directors hereby authorizes each of the Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer of this Bank to sign on behalf of the Bank and the Trust, as registrants, the Registration Statement and any amendment or amendments, which he or she, in his or her discretion, deems to be necessary or desirable; and

         RESOLVED, FURTHER, that each officer and director who may be required or entitled to execute the Registration Statement or any amendment thereto, including any post-effective amendment thereto (whether on behalf of the Bank or the Trust or as an officer or director thereof or by attesting the seal of the Bank or otherwise) be, and hereby is, authorized to execute a power of attorney appointing Gilbert E. Ahye, Robert D. Kraus and Maureen Ryan, and each of them severally, their true and lawful attorney(s) to execute in their name, place and stead in any such capacity the Registration Statement and any and all amendments thereto, including post-effective amendments, and to file the same with the Securities and Exchange Commission, each of said attorneys to have power to act with or without the others and to have full power and authority to do and perform in the name and on behalf of each of the said officers and directors every act whatsoever necessary or advisable to be done as fully as, and to the same extent that, such officer or director might or could do in person; and

         RESOLVED, FURTHER, that the Board of Directors hereby authorizes and directs the proper officers of the Bank, in its name and on its behalf to prepare and file from time to time with the Securities and Exchange Commission all prospectuses and prospectus supplements relating to the offering of the Securities as may be necessary or desirable under the Securities Act, and to execute, verify and file with the Securities and Exchange Commission such other documents and such instruments and reports as may be necessary or desirable under the Securities Exchange Act of 1934, as amended, in each case in such form, and containing such terms and provisions, and with such changes, as such officers may determine, such determination to be conclusively evidenced by the filing thereof; and

         RESOLVED, FURTHER, that the Board of Directors hereby authorizes and directs the proper officers of the Bank, acting in the name and on behalf of the Bank and under its corporate seal or otherwise, to prepare, execute and deliver, file and record all instruments, documents, agreements and other papers, and to do all such other acts and things as they, in their discretion and with advice of counsel, may deem necessary or desirable to carry into effect the foregoing resolutions; and

         RESOLVED, FURTHER, that each of the actions of the officers of the Bank taken in connection with the matters contemplated by the foregoing resolutions taken prior to this meeting be, and hereby is, approved, ratified and adopted in all respects as fully as if such actions had been presented to the Board of Directors for its approval prior to such actions being taken.